Fourth Quarter 2021 Earnings Presentation JANUARY 20, 2022 Exhibit 99.2

1 Forward-Looking Statements Important note regarding forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target,“ “outlook,” “project,” “guidance,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Non-GAAP Measures: This presentation includes certain non-GAAP financial measures. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation.

2 Expanding Balance Sheet and Income Trends ▪ Annualized EoP QoQ growth of: ▪ 10% in total loans ▪ 9% in total deposits ▪ EoP securities/total assets of 19%, up from 17% in 3Q ▪ 7% annualized expansion in net interest income Contributing to Strong Profitability and Capital Trends ▪ Repurchased $25 million of common stock ▪ Increasing tangible book value per share; $17.87 as of 12/31/21 ▪ ROATCE of 11.09% ▪ Full-year, fully-diluted earnings per common share of $2.18 Improving Credit Dynamics ▪ Negative provision of $6 million ▪ Net charge offs of $6 million ▪ Net reserve release of $12 million ▪ Nonaccrual loans down 3% QoQ ▪ Appropriately reserved with ACLL to loan ratio of 1.32% as of 12/31/21 ▪ Full-year total noninterest expense down YoY ▪ Full-year total noninterest expense to average assets of 2.06%, down 20 bps from 2020 ▪ 4Q results include facilities exit costs and initiative-related write- downs totaling $4 million, which are expected to have a positive effect on the expense run-rate 4Q 2021 results reflect strong loan growth, deposit growth and expanding revenues Associated Banc-Corp Reports Fourth Quarter 2021 Net Income Available to Common Equity of $74 Million, or $0.49 per Common Share Fourth Quarter 2021 Update Disciplined Expense Management

Fourth Quarter Loan Update

We saw a resurgence in general commercial lending in 4Q and our initiatives grew strongly as well

Commercial Lending Update

- Annualized Total Commercial[1] loan growth of 13% QoQ EoP
- Asset-Based Lending (ABL) vertical expanded with new focus
- Mortgage Warehouse declines were consistent with diminished home refinance activity
- CRE Construction reflects seasonal factors

Consumer Lending Update

- Added nearly $140 million in new Auto balances after launching vertical on September 30th
- EoP consumer credit card balances increased 6% QoQ

Runoff Portfolio Trends

- Strategic exit of the majority of our Oil & Gas portfolio with minimal discount
- PPP portfolio continued to pay down as expected

EoP Loan Change (3Q 2021 to 4Q 2021)

($ in millions)



General Commercial $292
All Other Specialized $169
Auto Finance $136
REIT $122
CRE Investor $88
Power & Utilities $72
Asset-Based Lending $67
Credit Cards $7
$(13) Home Equity and Other Cons.
$(24) Residential Mortgage
$(26) CRE Construction
$(51) Mortgage Warehouse
$(116) PPP
$(122) Oil & Gas
Commercial & Business Lending
Commercial Real Estate
Consumer Lending
Runoff Portfolios

[1] Includes all Commercial & Business Lending and Commercial Real Estate loans. See Total Commercial on page 9 of press release tables.

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4 $1.3 $1.3 $1.2 $1.0 $1.0 $7.5 $8.3 $8.1 $7.9 $7.6 $4.8 $5.1 $5.2 $6.2 $6.2 $0.6 $0.7 $0.5 $0.3 $0.8 * $6.6 $7.6 $7.8 $8.3 $9.3 $20.8 $22.9 $22.8 $24.5 $24.2 2017 2018 2019 2020 2021 Annual Loan Trends General commercial growth even as we continued to reduce our PPP and Oil & Gas exposures EoP Annual Loan Trends ($ in billions) Commercial & Business Lending Commercial Real Estate Residential Mortgage Home Equity & Other Consumer PPP EoP Loan Change (4Q 2020 to 4Q 2021) ($ in millions) $(311) $(244) $(112) $(31) $20 $42 $106 $207 $309 Power & Utilities Oil & Gas Mortgage Warehouse Residential Mortgage CRE Construction REIT Home Equity & Other Cons. PPP CRE Investor General Commercial $489 Oil & Gas $(701) * As of 12/31/2021, legacy Oil & Gas and PPP portfolios were down to $52 million and $66 million, respectively All Other Specialized

5 29.2 31.4 31.5 31.4 30.4 31.8 31.9 32.8 34.7 41.7 40.7 40.9 40.6 40.0 40.3 38.2 37.4 39.8 Apr. May Jun. Jul. Aug. Sept. Oct. Nov. Dec. 2021 Historical Avg. Loan Trend Updates Line utilization rebounded and new construction commitments grew strongly Line Utilization1 (%) 1 Outstanding Balances / Total Exposure of regional Commercial Banking revolving credit lines. Monthly historical average reflects 2017, 2018 and 2019 data. EoP CRE Construction Loan Exposures ($ in billions) $3.5 $3.5 $3.6 $3.8 $4.0 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 +5% QoQ% %

6 New Asset-Based Lending + Equipment Finance Total Commercial (including legacy Asset- Based Lending) Auto Finance Strategic Initiative Updates $7 $143 $1,350 $2,500 3Q 2021 4Q 2021 YE2022 Target YE2023 Target $0 $67 $300 $600 3Q 2021 4Q 2021 YE2022 Target YE2023 Target $15,120 $15,550 $16,000 $17,000 3Q 2021 4Q 2021 YE2022 Target YE2023 Target EoP Balance Trends ($ in millions)

Strategic Initiative Updates[1]

We announced a new growth focused and digital forward vision for Associated on September 9, 2021

Expanding our Lending Capabilities	▪ Auto Finance: Starting strong with 665 active dealers across 13 states. Average FICO score of 756 and 82% average LTV on initial loans. ▪ Asset-Based Lending: Closed first new deal in November 2021 ▪ Equipment Finance: Currently building active pipeline, recruiting additional team members	☑
Growing our Core Businesses	▪ Continuing to ramp up staff in Commercial and Small Business Banking, on track to hire ~15-20 bankers by year-end 2022 ▪ Established Commercial Real Estate lending presence in Houston, TX	☑
Investing in our Digital Transformation	▪ On track to pilot new digital platform with open architecture, improved user experience and customization in 2Q 2022 ▪ Modernization efforts focusing on "hollowing out" our core ▪ Moving toward "built for purpose" systems with robust data integration	☑
Optimizing Capital Proactively	▪ Authorized to repurchase up to $100 million in common stock ▪ Repurchased $25 million of common stock during 4Q ▪ Increased the FY2021 common stock dividend paid by 6% YoY	☑

[1] All updates as of or for the period ended December 31, 2021.

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8 Net Interest Income and Yield Trends NII and NIM Trends 2.88 2.91 2.87 2.89 2.91 2.69 2.57 2.56 2.47 2.44 3.00 2.79 2.82 2.83 2.84 1.94 1.81 1.66 1.57 1.76 0.43 0.40 0.36 0.30 0.27 0.07 0.07 0.06 0.07 0.05 0.97 0.74 0.51 0.38 0.32 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 Average Yields (%) ($ in millions) 4Q 2021 NII and NIM both grew QoQ, driven by decreasing liability costs and expansion in securities Total Residential Mortgage Loans Commercial and Business Lending Loans excluding PPP Commercial Real Estate Loans Total Interest- Bearing Liabilities Time Deposits Quarterly Net Interest Income Total Interest-Bearing Deposits excluding Time 4Q 2020 1Q 2021 2Q 2021 3Q 2021 Investments and Other Quarterly Net Interest Margin $188 $176 $180 $184 $187 2.49% 2.39% 2.37% 2.38% 2.40% 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021

9 $3.2 $3.0 $3.2 $3.3 $4.1 $1.9 $1.9 $2.0 $2.0 $2.3 $1.0 $1.0 $1.8 $2.2 $1.6 $6.1 $5.9 $6.9 $7.5 $7.9 1.94% 1.81% 1.66% 1.57% 1.76% 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 15% 16% 16% 17% 19% 2% 6% 5% 5% 3% 18% 21% 21% 22% 22% 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 Cash and Investment Securities Portfolio Average Investments and Yield Trends EoP Securities + Cash / Total Assets We are on track to rebuild the investment portfolio to 20% to 22% of total assets by year-end 2022 ($ in billions) ▪ During 4Q, we began deploying our excess liquidity into investment assets and will remain opportunistic throughout 2022 ▪ We expect our overall reinvestment portfolio yields to be 2% or better; as compared to our 4Q 2021 blended investment yield of 1.76% Tax-Exempt Securities Taxable Securities Other Short-Term Investments Blended Investments Yield Securities Cash

10 $1.3 $1.1 $0.9 $0.9 $0.8 $1.9 $1.7 $1.5 $1.4 $1.4 $6.5 $6.9 $7.0 $7.0 $6.9 $3.6 $3.8 $4.1 $4.2 $4.4 $5.7 $5.7 $5.9 $6.3 $6.5 $7.7 $7.7 $8.1 $8.1 $8.4 $26.7 $26.8 $27.5 $28.1 $28.4 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 Quarterly Funding Trends ($ in billions) Average Quarterly Deposits Time Deposits Savings Money Market EoP Wholesale Funding Trends Network Transaction Deposits We continue to improve the mix of low-cost, core customer funding and reduce our higher-cost liabilities Noninterest-Bearing Demand Interest-Bearing Demand ($ in billions) EoP Low-Cost Deposit Mix Trends 14% 15% 15% 15% 15% 21% 20% 21% 22% 23% 29% 31% 29% 29% 30% 64% 65% 66% 67% 68% 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 FHLB Advances Other Long-Term Funding $1.6 $1.6 $1.6 $1.6 $1.6 $1.2 $1.1 $0.9 $0.9 $0.8 $0.5 $0.5 $0.5 $0.2 $0.2 $3.4 $3.2 $3.0 $2.8 $2.6 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021

11 $3.1 $2.1 $1.9 $1.4 $0.9 $2.0 $2.8 $3.1 $2.3 $1.5 $6.3 $7.3 $7.0 $6.5 $6.9 $1.5 $1.9 $2.4 $3.3 $4.1 $4.0 $4.8 $5.1 $5.6 $6.1 $5.0 $5.2 $5.2 $6.9 $8.1 $21.9 $24.1 $24.7 $26.0 $27.7 2017 2018 2019 2020 2021 Annual Deposit Portfolio Trends ($ in billions) Average Annual Deposits Time Deposits Savings Money Market EoP Deposit Change (4Q 2020 to 4Q 2021) Network Transaction Deposits Low-cost core deposits continued to trend up while we reduced reliance on high-cost fund sources Noninterest-Bearing Demand Interest-Bearing Demand ($ in millions) $(430) $(410) $204 $760 $842 Interest-Bearing Demand Noninterest-Bearing Demand Savings Money Market Time Deposits Network Transaction Deposits $1,018

12 $15 $15 $9 $8 $3 $15 $24 $8 $11 $8 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 $52 $52 $53 $54 $55 $15 $24 $8 $11 $8 $6 $8 $6 $7 $10 $13 $12 $6 $10 $9 $86 $95 $73 $82 $82 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 Noninterest Income Trends Wealth Management & Capital Markets FeesNoninterest Income Trends ($ in millions) ($ in millions) ($ in millions) Net Mortgage Banking Income Strong growth in capital markets activity offset moderation in net mortgage banking income Fee-Based Revenue1 Capital Markets, net Mortgage Banking, net Other Net Mortgage Banking IncomeGross Gains2 $22 $22 $23 $22 $23 $6 $8 $6 $7 $10 $28 $31 $28 $29 $32 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1 A non-GAAP financial measure. Please refer to the Appendix for a reconciliation of fee-based revenue to noninterest income. 2 Mortgage banking gains and fair value adjustments on loans held for sale. Capital Markets FeesWealth Management Fees

13 $98 $104 $107 $108 $108 $75 $71 $67 $68 $73 $2 $1 $173 $175 $174 $178 $182 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 Noninterest Expense Trends Adjusted Efficiency Ratio2 (%)Noninterest Expense Trends 1 Other expenses are primarily comprised of Technology, Occupancy, Equipment, Business Development, Legal and Professional, and FDIC Assessment costs. 2 A non-GAAP financial measure. Please refer to the Appendix for a reconciliation of the adjusted efficiency ratio to the Federal Reserve efficiency ratio. 3 Annualized. ($ in millions) Noninterest expense up only 2% QoQ including impact of new initiatives and $17 minimum wage Personnel Expense Other1 Facilities-Related Exit Costs Federal Reserve Efficiency Ratio 62.8 64.2 67.0 65.5 64.8 59.7 65.7 66.8 65.4 67.4 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 Adjusted Efficiency Ratio Noninterest Expense / Average Assets3 (%) 2.02 2.11 2.04 2.03 2.06 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021

14 4Q 2021 Pre-Tax Pre-Provision Income1 Walk-Forward 4Q PTPP income remained relatively flat QoQ, with NII expansion offset by initiative-related charges 3Q PTPP Income Net Interest Income Facilities & Initiative-Related Items2 4Q Pre-Tax Income ($ in millions) $86 1 A non-GAAP measure. Please refer to the appendix for a reconciliation of pre-tax pre-provision income to income before income taxes. Given the adoption of CECL and the volatility of provision during the pandemic, we believe pre-tax pre-provision income provides meaningful disclosure to investors regarding the Company’s operations. 2 Includes $3 million of technology write-downs reported as net asset losses and $1 million of facilities-related exit costs. $(6) $92 4Q PTPP Income 4Q Provision3Q Pre-Tax Income 3Q Provision Technology Expense

15 7.94 10.45 11.81 14.02 7.86 10.31 11.02 13.10 TCE Ratio Common Equity Tier 1 Capital Tier 1 Capital Total Capital 1 Tangible common equity / tangible assets. This is a non-GAAP financial measure. See Appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. Capital Ratios (%) 4Q 2020 Tangible Book Value has increased 7% from 4Q 2020 through 4Q 2021 4Q 2021 Strong Capital Position Tangible Book Value / Share $16.67 $16.95 $17.35 $17.58 $17.87 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 1

16 4Q 2021 ACLL ▪ Allowance for credit losses on loans (ACLL) decreased $12 million QoQ ▪ Net charge offs of only $6 million; or 0.11% of average loans ▪ 4Q 2021 negative provision of $6 million, compared to negative $24 million in 3Q 2021 and provision of $17 million in 4Q 2020 ▪ CECL forward looking assumptions based on Moody’s December 2021 Baseline forecast 1 Includes funded and unfunded reserve for loans, excludes reserve for HTM securities. ($ in thousands) ACLL / Total Loans (%) Net reserve release of $12 million, reflecting strong dynamics throughout the portfolio Allowance Update 0.98 1.55 1.62 1.73 1.77 1.76 1.67 1.52 1.41 1.32 ACLL 1 ACLL 1 / Loans ACLL 1 ACLL 1 / Loans ACLL 1 ACLL 1 / Loans Loan Category C&BL (excl. Oil & Gas and PPP Loans) 92,203$ 1.19% 103,370$ 1.20% 113,504$ 1.22% C&BL Oil & Gas 68,687 14.08% 17,475$ 10.06% 6,442$ 12.42% PPP Loans - - 125$ 0.07% 51$ 0.08% CRE - Investor 43,331 1.14% 82,182$ 1.91% 73,739$ 1.68% CRE - Construction 58,261 4.10% 56,441$ 3.08% 53,229$ 2.94% Residential Mortgage 50,175 0.62% 41,620$ 0.55% 40,787$ 0.54% Other Consumer 41,768 3.47% 31,059$ 3.41% 32,038$ 3.08% Total 354,425$ 1.55% 332,273$ 1.41% 319,791$ 1.32% Total (excl. PPP Loans) 354,425$ 1.55% 332,147$ 1.42% 319,739$ 1.32% CECL Day 1 9/30/2021 12/31/2021

17 Credit Quality Trends $97 $72 $66 $65 $63 $37 $32 $18 $8 $6 $77 $59 $63 $62 $61 $211 $163 $147 $135 $130 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 $52 $41 $42 $44 $43 $37 $15 $9 $30 $15 $89 $56 $51 $75 $58 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 Credit metrics largely continued to improve during 4Q 2021 ($ in millions) ($ in millions) ($ in millions) 1 Please see Appendix for more detail on our Key COVID Commercial Loan Exposures. Restructured Loans & Delinquencies Nonaccrual LoansKey COVID Commercial Loan Outstandings1 Net Charge Offs and Provision Total Restructured Loans (accruing) Accruing Loans 30-89 Days Past Due Oil & Gas All other loansOther COVID1 $792 $488 $458 $492 $571 $1,219 $1,131 $1,064 $990 $814 $2,011 $1,619 $1,522 $1,482 $1,386 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 ($ in millions) $28 $5 $5 $8 $6 $17 $(23) $(35) $(24) $(6) 4Q 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 Commercial & Business Lending CRE Total Net Charge Offs Provision for Credit Losses

18 Balance Sheet Management* ▪ Auto Finance loan growth of $1.2+ billion ▪ Total Commercial loan growth of $750 million to $1 billion (including ABL and Equipment) ▪ Target investments / total assets ratio of 20% to 22% Net Interest Income & Noninterest Income ▪ Net interest income of $800+ million ▪ Noninterest income of $300+ million ▪ Total of $1.1+ billion Expense Management ▪ Approximately $725 million to $740 million of noninterest expense ▪ Effective tax rate of 19% to 21% Capital & Credit Management ▪ Target TCE at or above 7.5%; Target CET1 at or above 9.5% ▪ We expect to adjust provision to reflect changes to risk grades, economic conditions, loan volumes, and other indications of credit quality 2022 Full-Year Outlook FY 2022 Guidance * Growth to End of Period as compared to 12/31/2021.

19 Growth Focused Higher ReturnsDigital Forward Associated: Capitalizing on our Momentum

Appendix

21 Total Loans Outstanding Balances as of December 31, 2021 Well-diversified $24 billion loan portfolio ($ in millions) 1 All values as of period end. 2 North American Industry Classification System. 3 Includes Oil & Gas loans. 12/31/2021 1 % of Total Loans 12/31/2021 1 % of Total Loans C&BL (by NAICS 2 ) CRE (by property type) Utilities 1,808$ 7.5% Multi-Family 2,022$ 8.3% Wholesale/Manufacturing 1,737 7.2% Office/Mixed 1,262 5.2% Real Estate (includes REITs) 1,486 6.1% Industrial 1,227 5.1% Mortgage Warehouse 1,181 4.9% Retail 686 2.8% Finance & Insurance 462 1.9% Single Family Construction 458 1.9% Construction 379 1.6% Hotel/Motel 225 0.9% Retail Trade 343 1.4% Land 95 0.4% Health Care and Social Assistance 333 1.4% Mobile Home Parks 44 0.2% Rental and Leasing Services 255 1.1% Parking Lots and Garages 37 0.2% Professional, Scientific, and Tech. Serv. 235 1.0% Other 137 0.6% Transportation and Warehousing 177 0.7% Total CRE 6,194$ 25.6% Waste Management 155 0.6% Accommodation and Food Services 140 0.6% Consumer Mining 3 84 0.3% Residential Mortgage 7,567$ 31.2% Information 79 0.3% Home Equity 596 2.5% Management of Companies & Enterprises 78 0.3% Auto Loans 143 0.6% Arts, Entertainment, and Recreation 77 0.3% Credit Cards 113 0.5% Financial Investments & Related Activities 74 0.3% Student Loans 101 0.4% Educational Services 33 0.1% Other Consumer 87$ 0.4% Public Administration 20 0.1% Total Consumer 8,608$ 35.5% Agriculture, Forestry, Fishing and Hunting 14 0.1% Other 274 1.1% Total C&BL 9,424$ 38.9% Total Loans 24,225$ 100.0%

22 1 As of 12/31/2021. Excludes $52 million Oil & Gas portfolio. 2 C&BL excludes grocers, convenience stores, vehicle dealers, auto parts and tire dealers, direct and mail order retailers, and building material dealers; CRE excludes properties primarily anchored by grocers, self-storage facilities, and vehicle dealers. Key COVID commercial loan exposures are spread across multiple industries without large concentrations ($ in millions) Key COVID Commercial Loan Exposures1 C&BL Utilization CRE Utilization Total % of total loans Retailers/Shopping Centers 2 Retailers 85.1$ 49% 483.6$ 90% 568.7$ 2.35% Retail REITs 217.6 54% 43.7 100% 261.2 1.08% Subtotal 302.7 52% 527.3 90% 830.0 3.43% Hotels, Amusement & Related Hotels 2.1 70% 225.3 98% 227.4 0.94% Parking Lots and Garages 19.6 60% 35.5 100% 55.1 0.23% Casinos 50.2 100% - - 50.2 0.21% Recreation & Entertainment 47.0 46% 5.1 94% 52.1 0.21% Movie Theaters 5.4 19% - - 5.4 0.02% Subtotal 124.2 57% 265.9 98% 390.1 1.61% Restaurants Full-Service 58.6 96% 15.2 69% 73.8 0.30% Limited-Service & Other 18.3 87% 5.9 42% 24.2 0.10% Subtotal 76.9 94% 21.1 58% 98.0 0.40% Transportation & Other Transportation Services 67.3 82% 0.2 100% 67.5 0.28% Subtotal 67.3 82% 0.2 100% 67.5 0.28% Total 571.1$ 59% 814.4$ 91% 1,385.5$ 5.72%

23 Manufacturing & Wholesale Trade 18% Real Estate 16% Power & Utilities 19% Mortgage Warehouse 13% 1 Excludes Other Consumer portfolio. 2 Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa. 3 Principally reflects the Oil & Gas portfolio. C&BL by Geography $9.4 billion CRE by Geography $6.2 billion Multi-Family 33% Retail 11% Office / Mixed Use 20% Industrial 20% 1-4 Family Construction 7%Hotel / Motel 4% Other 5% Wind 44% Natural Gas 31% Solar 20% Transmission, Control and Distribution 2% Other 3% Wisconsin 24% Illinois 15% Minnesota 7% Texas 4% Other Midwest 12% Other 39% Wisconsin 27% Illinois 14% Minnesota 10% Other Midwest2 22% Texas 7%Other 20% Total Loans1 Wisconsin 29% Illinois 23% Minnesota 10% Other Midwest 14% Texas 3% Other 21% C&BL by Industry $9.4 billion Power & Utilities Lending $1.8 billion CRE by Property Type $6.2 billion 3 2 2 Loan Stratification Outstandings as of December 31, 2021

Reconciliation and Definitions of Non-GAAP Items

($ in millions)

Selected Trend Information[1]	4Q 2020	1Q 2021	2Q 2021	3Q 2021	4Q 2021
Wealth management fees	$22	$22	$23	$22	$23
Service charges and deposit account fees	15	15	16	17	17
Card-based fees	10	10	11	11	11
Other fee-based revenue	5	5	4	4	4
Fee-based revenue	52	52	53	54	55
Gain on sale of ABRC	-	-	-	-	-
Insurance commissions and fees	-	-	-	-	-
Other	33	44	20	28	26
Total noninterest income	$86	$95	$73	$82	$82

Efficiency Ratio Reconciliation	4Q 2020	1Q 2021	2Q 2021	3Q 2021	4Q 2021
Federal Reserve efficiency ratio	59.68%	65.74%	66.81%	65.43%	67.36%
Fully tax-equivalent adjustment	(0.84)%	(0.97)%	(1.07)%	(1.01)%	(1.10)%
Other intangible amortization	(0.82)%	(0.82)%	(0.87)%	(0.83)%	(0.82)%
Fully tax-equivalent efficiency ratio	58.02%	63.96%	64.88%	63.61%	65.46%
Provision for unfunded commitments adjustment	3.42%	(1.09)%	2.14%	1.48%	0.55%
Asset gains (losses), net adjustment	(0.30)%	1.12%	--%	1.29%	0.24%
Acquisitions, branch sales, and initiatives	1.68%	0.22%	0.01%	(0.91)%	(1.43)%
Adjusted efficiency ratio[2]	62.83%	64.21%	67.02%	65.46%	64.82%

The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. The adjusted efficiency ratio is noninterest expense, which excludes the provision for unfunded commitments, other intangible amortization, acquisition related costs, and announced initiatives, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net, asset gains (losses), net, and gain on sale of branches, net. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how the Corporation is managing its expenses by adjusting for acquisition related costs, provision for unfunded commitments, asset gains (losses), net, branch sales, and announced initiatives.

[1] These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation's results of operations.

[2] This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods.

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25 Reconciliation and Definitions of Non-GAAP Items ($ in millions) 1 This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods. 2 The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength. Pre-tax Pre-Provision Income Reconciliation1 3Q 2021 4Q 2021 Pre-tax pre-provision income Income (loss) before income taxes $112 $92 Provision for credit losses (24) (6) Pre-tax pre-provision income $88 $86 Tangible Common Equity and Tangible Assets Reconciliation2 4Q 2020 4Q 2021 Common equity $3,737 $3,832 Goodwill and other intangible assets, net (1,178) (1,163) Tangible common equity $2,560 $2,669 Total assets $33,420 $35,104 Goodwill and other intangible assets, net (1,178) (1,163) Tangible assets $32,242 $33,941